UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
CREE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREE, INC.
4600 Silicon Drive
Durham, North Carolina

SUPPLEMENT TO THE PROXY STATEMENT DATED SEPTEMBER 8, 2017
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 24, 2017

This proxy statement supplement (this “Supplement”), dated September 28, 2017, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Cree, Inc. (“Cree” or the “Company”) dated September 8, 2017 furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on October 24, 2017 (the “Annual Meeting”), or any adjournment or postponement thereof. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT
SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Annual Meeting will be held at the offices of the Company at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 24, 2017, at 10:00 a.m. local time. The record date for the determination of the holders of the Company’s common stock who are entitled to notice of and to vote at the Annual Meeting is August 29, 2017, which is the same record date specified in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on October 24, 2017:

The Annual Report, the Proxy Statement, and
this Supplement are available on the Internet at
www.cree.com/annualmeeting.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 14, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet and by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Appointment of New Chief Executive Officer; Substitute Nominee for Election as Director

On September 25, 2017, the Board announced the appointment of Gregg A. Lowe, 55, as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Board, effective September 27, 2017. Mr. Lowe succeeded Charles M. Swoboda as President and CEO of the Company. In connection with Mr. Lowe’s appointment as a director of the Company, the Board approved an increase to the number of directors constituting the Board from eight to nine in accordance with the Company’s Bylaws, as amended.

As previously announced, Mr. Swoboda entered into a Severance, General Release and Consulting Agreement addressing the terms of his termination of employment with the Company and subsequent consulting arrangement following a transition period during which the Company searched for a new President and CEO. Consistent with this agreement, Mr. Swoboda resigned as President, CEO and Chairman of the Board, effective September 27, 2017. Mr. Swoboda also informed the Board of his resignation from the Board and as an employee of the Company effective as of the time the Annual Meeting is called to order and of the withdrawal of his name from nomination for re-election at the Annual Meeting. Mr. Swoboda will continue to serve as a member of the Board and an employee of the Company until such time.

The Proxy Statement provides that if a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee designated by the Board. As a result of Mr. Swoboda’s resignation from the Board and withdrawal of himself as a nominee for director at the Annual Meeting, the Board has designated Mr. Lowe as substitute nominee and, accordingly, any shares voted for the election of Mr. Swoboda will instead be voted for the election of Mr. Lowe, subject to Mr. Lowe remaining available to serve as of the Annual Meeting. Mr. Lowe has consented to being a nominee for director at the Annual Meeting. Immediately following the Annual Meeting, the Board intends to reduce the number of directors constituting the Board from nine to eight in accordance with the Bylaws.

The following is a brief biography of Mr. Lowe and a discussion of the specific experience, qualifications, attributes, and skills of Mr. Lowe that led the Board to recommend him as a nominee for director, as of the date of this Supplement.

Name	Age	Principal Occupation and Background	Director Since
Gregg A. Lowe	55
Mr. Lowe served as President and Chief Executive Officer of Freescale Semiconductor and as a member of its board of directors from June 2012 until December 2015. From April 2006 to June 2012, Mr. Lowe served as Senior Vice President of Analog at Texas Instruments. Mr. Lowe began his career with Texas Instruments in 1984 and held a variety of management positions with increasing responsibility in Texas Instruments’ sales and business units. Mr. Lowe also serves on the board of directors of Silicon Laboratories Inc., the Rock & Roll Hall of Fame in Cleveland, Ohio, and the Baylor Health Care System Foundation. Mr. Lowe holds a B.S. in electrical engineering from Rose-Hulman Institute of Technology in Terre Haute, Indiana, and graduated from the Stanford Executive Program at Stanford University.
Mr. Lowe brings to the Board extensive leadership and deep industry experience from his long career serving publicly-traded companies in the semiconductor industry. Further, Mr. Lowe’s leadership position as the newly-appointed Chief Executive Officer of the Company will equip him with a unique perspective to inform Board deliberations on the vision for the company moving forward in addition to crucial insights on the general management and operations of the Company.
			2017

The Board of Directors recommends shareholders vote FOR election of each of the eight director nominees, which will now include Gregg A. Lowe in lieu of Charles M. Swoboda.

The Leadership Structure of the Board of Directors
The Board elected Robert A. Ingram, a member of the Board since December 2008 and Lead Independent Director since October 2011, to succeed Mr. Swoboda as Chairman of the Board, effective September 27, 2017. The Board has determined that it is appropriate for Mr. Ingram to serve as Chairman at this time because he has familiarity with the Company and its unique opportunities and challenges from his long tenure on the Board, in addition to his considerable experience serving as the board chairman for other companies, including Glaxo Wellcome Inc., OSI Pharmaceuticals, Inc., and Valeant Pharmaceuticals Internal Inc. As such, the Board determined that his ability to lead discussions on matters affecting the Company maximizes the efficiency and productivity of the deliberations of the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as the Company’s circumstances change, the optimal leadership structure may change.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table supplements the table set forth under the heading “Ownership of Securities—Principal Shareholders and Share Ownership by Management” in the Proxy Statement and describes as of the date of this Supplement the beneficial ownership of the Company’s common stock held by Mr. Lowe.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
Gregg A. Lowe	—	*
________________

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

VOTING; REVOCABILITY OF PROXIES

Vote Required
Directors will be elected by a plurality of the votes cast. The nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

If you have already properly submitted a proxy to vote your shares at the Annual Meeting, you do not need to re-submit your proxy unless you wish to change your vote. Proxies already submitted by shareholders will remain valid and will be voted at the Annual Meeting, unless revoked as described below. Any proxies submitted, whether before or after the date of this Supplement, that would otherwise be voted for the election of Mr. Swoboda will instead be voted for the election of Mr. Lowe, as substitute nominee.

If you have not voted your shares, please vote as soon as possible. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you requested to receive printed proxy materials, you can also vote by mail or by telephone as instructed on the proxy card.

How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.

OTHER MATTERS

Other than as set forth above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy Statement, as supplemented by this Supplement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.

By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
September 28, 2017